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                               UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION


                           Washington, D.C. 20549



                                  FORM 8-K

                               CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported):  March 2, 2000


                       VPN COMMUNICATIONS CORPORATION
                     ----------------------------------
           (Exact name of registrant as specified in its charter)




     Nevada                         33-19345-LA          93-0943718
-------------------------------    -------------        ------------
(State or other jurisdiction of    (Commission        (I.R.S. Employer
 incorporation or organization)      File No.)         Identification No.)




        3200 Bristol Street, Suite 725, Costa Mesa, California 92626
       -------------------------------------------------------------
                  (Address of principal executive offices)




Registrant's telephone number, including area code:   (714)  540-4444



                             Exhibitronix, Inc.
                        5234 Michelson Avenue, #23D
                          Irvine, California 92612
                       ------------------------------
       (Former name or former address, if changed since last report)

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Item 2.   CHANGES IN CONTROL OF REGISTRANT.
          ---------------------------------
     a. On March 2, 2000, E. G. Marchi acquired control of the Registrant as a result of his purchase from Jay A. Geier and Ronald Shepston of an aggregate of 5,812,699 shares of common stock of the Registrant. As a result of the transaction, Mr. Marchi is the beneficial owner, directly or indirectly, of approximately 90.4% of the total voting stock of the
Registrant.   Mr. Marchi acquired the stock from Messrs. Geier and Shepston at market price. From his personal resources, Mr. Marchi paid cash in the amount of $400,000.

     b. The Registrant is unaware of any arrangements, including any pledge by any person of securities of the Registrant, the operation of which may at a subsequent date result in a change of control of the Registrant.

Item  5.  OTHER EVENTS.
          ------------
     On March 2, 2000, following the change of control of the Registrant, a new Board of Directors and Executive Officers were elected and the name of the Registrant was changed to VPN Communications Corporation. This Amendment to Articles of Incorporation, reflecting the change of name was
filed with the Nevada Secretary of State on March 10, 2000.   The newly
elected Board of Directors consists of E. G. Marchi, Paul Stevens and Theodore A. Bohrer and the newly elected Executive Officers are: E. G. Marchi, President; Paul Stevens, Executive Vice President; and Theodore A. Bohrer, Secretary and Treasurer. The Board of Directors also changed the principal business office of the Registrant to 3200 Bristol Street, Suite 725, Costa Mesa, California 92626.

Item  7.  FINANCIAL STATEMENTS AND EXHIBITS.
          ---------------------------------
     a.   Financial Statements.
          --------------------
          None

     b.   Exhibits.
          --------
          None

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                                 SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant had duly caused this report to be signed by the undersigned hereunto duly authorized.

Date:     March 13, 2000      VPN COMMUNICATIONS CORPORATION
          --------------

                              /s/ E. G. Marchi
                              ----------------
                              E. G. Marchi, President


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